EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference of our report dated April 3, 2003 accompanying the financial statements of PocketSpec Technologies, Inc. also incorporated by reference in the Form S-8 Registration Statement.



/s/ HEIN + ASSOCIATES LLP
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HEIN + ASSOCIATES LLP
Denver, Colorado
June 16, 2003